UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 1, 2009

          ZYGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0864500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, CT	06455-0448
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 347-8506

              Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)          On September 1, 2009, Zygo Corporation (“ZYGO”) and John M. Stack, President of ZYGO’s Optical Systems Division, amended Mr. Stack’s employment agreement with ZYGO, originally dated November 20, 2006. The amendment to Mr. Stack’s employment agreement reflects that he shall be entitled to receive his base salary at the then-current rate for a period of twelve (12) months following the date that his employment is terminated by ZYGO for any reason other than for justifiable cause, disability or death.

The amendment to the employment agreement dated as of September 1, 2009 between Mr. Stack and ZYGO is attached as Exhibit 99.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	The amendment to the employment agreement, dated as of September 1, 2009, between John M. Stack and Zygo Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: September 3, 2009	By:	/s/ Walter A. Shephard
Name: Walter A. Shephard Title: Vice President Finance, CFO, and Treasurer

EXHIBIT INDEX

99.1	The amendment to the employment agreement, dated as of September 1, 2009, between John M. Stack and Zygo Corporation.